Exhibit 99.1

Press / Investor Contact:

Gene Biotherapeutics Inc.

Tel: (858) 414.1477

Email: creinhard@angionetics.com

GENE BIOTHERAPEUTICS SECURES INVESTMENT FROM NOSTRUM PHARMACEUTICALS, LLC

SAN DIEGO, CA – May 28, 2020 – Gene Biotherapeutics Inc. (OTC:CRXM, formerly Taxus Cardium Pharmaceuticals Group Inc.) today announced that it has received a strategic investment from Nostrum Pharmaceuticals, LLC (“Nostrum”). Nostrum is the parent of Nostrum Laboratories, Inc., a privately-held pharmaceutical company engaged in the formulation and commercialization of specialty pharmaceutical products and controlled-release, orally administered, branded and generic drug products.

On May 22, 2020, Gene Biotherapeutics entered into a Preferred Stock Purchase Agreement with Nostrum selling 1,700,000 shares of newly designated Series B Convertible Preferred Stock, for a total purchase price of $1.7 million.

Gene Biotherapeutics will use the proceeds from the sale of the Series B Convertible Preferred Stock to fund working capital requirements in preparation for a Phase 3 clinical trial in the United States for its Generx® product candidate. In addition to its investment, Nostrum’s expertise in the formulation and commercialization of pharmaceutical products is expected to facilitate the administration and completion of the Phase 3 clinical trial on a cost-effective basis.

Nirmal Mulye, Ph.D, founder and majority shareholder of Nostrum, stated that “We will initially focus on advancing Generx into Phase 3 clinical and commercial development for the treatment of approximately 1.2 million U.S. patients with refractory angina due to advanced coronary artery disease.” Dr. Mulye further stated that “After its initial clinical success, Gene Biotherapeutics will continue with additional clinical research seeking to expand the medical applications for Ad5FGF-4, and consider the acquisition of other opportunities including new and innovative product candidates and technologies in the gene therapy and cardiovascular biologics spaces.”

Under the Preferred Stock Purchase Agreement, Gene Biotherapeutics also agreed to use its best efforts to become current in its reporting obligations under the Securities Exchange Act of 1934, as amended. The company has engaged its independent public accounting firm to complete its outstanding audits to insure compliance with SEC regulations.

In connection with the transaction, Gene Biotherapeutics has made changes to its Board of Directors and executive officers.

About Nostrum Pharmaceuticals LLC

Nostrum Pharmaceuticals, LLC through its subsidiary Nostrum Laboratories, Inc. is engaged in the formulation and commercialization of specialty pharmaceutical products and controlled-release, orally-administered, branded and generic drugs. Pharmaceutical companies are increasingly utilizing controlled-release drug delivery technologies to improve therapy. These technologies allow for the development of “patient-friendly” dosage forms, which reduce frequency of drug administration, thus improving patient compliance. Controlled-release pharmaceuticals can be especially beneficial for certain patient populations such as the elderly, who often require several medications with differing dosage regiments.

About the Generx® Ad5FGF-4 Product Candidate

The Generx Ad5FGF-4 product candidate is a first in class, single administration disease altering, clinical product candidate for the treatment of patients with myocardial ischemia and refractory angina due to advanced coronary artery disease. The Generx Ad5FGF-4 product candidate has been biologically engineered to enhance blood flow (perfusion) in ischemic regions of the heart by promoting the natural formation and growth of collateral blood vessels. This is achieved by stimulating and augmenting the heart’s innate natural capacity to enlarge pre-existing collateral arterioles, and to form new capillary vessels in ischemic regions of the heart.

The Generx Ad5FGF-4 product candidate is biologically engineered using an E1-region deleted, replication deficient adenovirus serotype 5 vector to express the 621 base pair gene encoding human fibroblast growth factor-4 (FGF-4) under the control of a modified cytomegalovirus (CMV) promoter. Ad5FGF-4 has also been engineered to include a signal peptide, which enables secretion of the FGF-4 protein from transfected cells (such as cardiac myocytes).

The Generx Ad5FGF-4 product candidate is administered by an interventional cardiologist into the coronary arteries under transient ischemic conditions through the use of a standard balloon catheter during a brief procedure similar to a diagnostic angiogram. The Ad5FGF-4 product candidate is distributed into the microcirculation of the heart and transfects cardiac cells by binding to cell surface coxsackievirus-adenovirus receptors (CAR). The company’s research shows that its catheter-based transient ischemia cardiac delivery technique is essential to expand the cellular gap junctions providing Ad5FGF-4 access to CAR receptors, and use of nitroglycerin boosts cell permeability during administration.

Overview of AFFIRM Phase 3 Clinical Study

The Ad5FGF-4 product candidate has been cleared by the U.S. FDA for evaluation in a Phase 3 clinical study of patients with refractory angina due myocardial ischemia resulting from late stage coronary artery disease (the “AFFIRM” study). The study has received Fast Track designation by the FDA, recognizing that refractory angina is a significant unmedical need. The AFFIRM clinical study protocol incorporates important research innovations that include: (1) enhanced cardiac delivery procedures utilizing standard balloon catheters, supported by research showing that transient ischemia is necessary for gene transfer to heart cells; and (2) a more comprehensively characterized target patient population based on Ad5FGF-4 responder data from the four prior FDA-cleared clinical studies. The study patient population will include patients with refractory angina and documented clinical evidence of myocardial ischemia within the past 6 months. Patients must have clinically significant limitation of physical activity due to angina (CCS Class 3 or 4) and angina-limited baseline exercise treadmill test (ETT) duration of 3-6 min. The primary efficacy endpoint is improvement in ETT duration at 6 months in patients receiving a single administration of Ad5FGF-4 compared to a placebo control group. Secondary efficacy endpoints include change in CCS angina class, change in weekly angina frequency and nitroglycerin usage, and change in quality of life assessed using the Seattle Angina Questionnaire (SAQ).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: (a) statements about the expected use of proceeds from the Nostrum investment; (b) statements about the anticipated benefits to be derived from the strategic relationship with Nostrum; (c) statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials for the company’s Generx product candidate; and (d) statements concerning the company’s ability to complete audits of its financial statements and to regain compliance with its SEC reporting requirements.

Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including: (a) unexpected safety or efficacy data observed during preclinical or clinical studies; (b) clinical trial site activation or enrollment rates that are lower than expected; (c) changes in expected or existing competition; (d) changes in the regulatory environment; (e) failure of collaborators to support or advance collaborations or product candidates; (f) unexpected litigation or other disputes; and (g) the company’s need to raise sufficient additional capital to adequately fund ongoing operations. These risks are not exhaustive, the company faces known and unknown risks, described in the company’s periodic filings with the SEC.

The forward-looking statements in this press release are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained in this press release to reflect any change in expectations, whether as a result of new information future events, or otherwise.